UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2011

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

001-13349                              01-0393663
(Commission File Number) (IRS Employer Identification No.)

P.O. Box 400
82 Main Street, Bar Harbor, ME       04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 TABLE OF CONTENTS
Item 8.01 Other Events	Page 1

Item 9.01 Financial Statements and Exhibits	Page 1

Signatures	Page 1

Exhibit Index	Page 2

ITEM 8.01 OTHER EVENTS

 Bar Harbor Bankshares issued a press release today announcing, that its Board of Directors declared a quarterly cash dividend 28.0 cents per share of common stock, representing an increase of 0.5 cents or 1.8% from prior quarter, and an increase of 1.5 cents or 5.7% compared with the fourth quarter of 2010. The quarterly cash dividend is payable to all shareholders of record as of the close of business November 16, 2011 and will be paid on December 15, 2011. A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

            (d)    Exhibits No. Description

99.1 Copy of Company’s press release dated October 18, 2011 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2011

BAR HARBOR BANKSHARES

/s/ Joseph M. Murphy

Joseph M. Murphy
President and Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release dated October 18, 2011